SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 5, 2008 (August 4, 2008)
____________________________________
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware
______________________________
(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
_____________________________________
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 4, 2008, Zion Oil & Gas, Inc. ("Zion" or the "Company") decided to extend to October 11, 2008 the period in which the Company can accept subscriptions and payment for the minimum number of units in its “best efforts minimum/maximum offering” that the Company commenced on May 14, 2008. In the event that the Company does not receive and accept subscriptions and payment for a minimum of 325,000 Units ($3,250,000) on or before October 11, 2008, then the Company’s follow on offering will be terminated and all funds then held in the offering escrow account will be returned to investors.

In the follow-on offering, the Company is seeking to sell a maximum of $2,500,000 units ($25,000,000). Each Unit consists of (i) one share of common stock, par value $.01 per share and (ii) one warrant (the "Unit Warrant") to purchase one share of common stock at a per share exercise price equal to $7.00. No assurance can be provided that the Company will be successful in selling the minimum number of units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: August 5, 2008	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer